As filed with the Securities and Exchange Commission on December 13, 2013

Registration No. 333-119378

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOOGLE INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0493581
(State of Incorporation)	(I.R.S. Employer Identification Number)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Picasa, Inc. Employee Bonus Plan

(Full Title of the Plan)

Larry Page

Chief Executive Officer

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Michael J. Albano, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006	David C. Drummond, Esq. Christine E. Flores, Esq. Kenneth H. Yi, Esq. Google Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-119378) filed by Google Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission on September 29, 2004 (the “Registration Statement”) to register 10,000 shares of the Registrant’s Class A common stock (the “Shares”), par value $0.001 per share, to be issued pursuant to the Picasa, Inc. Employee Bonus Plan (the “Plan”). As of the date of this Post-Effective Amendment, the Plan has terminated, no awards remain outstanding under the Plan, and no additional Shares will be issued under the Plan.

In accordance with the Registrant’s undertaking in Part II, Item 9(A)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all of the Shares that remain unsold or otherwise unissued, if any, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on December 13, 2013.

GOOGLE INC.

By:	/s/ Larry Page
Larry Page
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Larry Page Larry Page	Chief Executive Officer, Co-Founder and Director (Principal Executive Officer)	December 13, 2013

/s/ Patrick Pichette Patrick Pichette	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2013

/s/ Eric E. Schmidt Eric E. Schmidt	Executive Chairman of the Board of Directors	December 13, 2013

/s/ Sergey Brin Sergey Brin	Co-Founder and Director	December 13, 2013

/s/ L. John Doerr L. John Doerr	Director	December 13, 2013

/s/ Diane B. Greene Diane B. Greene	Director	December 13, 2013

/s/ John L. Hennessy John L. Hennessy	Director	December 13, 2013

/s/ Ann Mather Ann Mather	Director	December 13, 2013

/s/ Paul S. Otellini Paul S. Otellini	Director	December 13, 2013

/s/ K. Ram Shriram K. Ram Shriram	Director	December 13, 2013

/s/ Shirley M. Tilgham Shirley M. Tilghman	Director	December 13, 2013